CONVERTIBLE NOTE

$ 800,000.00

Maturity Date :  August __, 2012

FOR VALUE RECEIVED, the undersigned CytoSorbents Corporation (the “Company”), promises to pay in equity as set forth below on or before August __, 2012, to _______________ (“Creditor"), at New York, NY the principal sum of up to eight hundred thousand dollars ($800,000.00) (the “Principal”), together with interest accruing thereon at the rate of 8% per annum, payable on or before maturity of the Note:

The Note will be subordinate to any future debt financing.

Conversion into New Financing: In the event that at any time during the term of the Note,  the Company closes on any debt or equity financing in an aggregate amount greater or equal to $750,000 including any equity financing or any financing which provides for a right to convert into equity (such financing shall be referred to as the “New Financing”), and if any principal and interest owed under this Note remains outstanding, the outstanding principal and interest in whole or in part shall, at the sole option of the Creditor, be exchanged for the equivalent dollar amount of the package of securities sold in the New Financing.  The Company shall notify the Creditor in writing within five (5) business days of closing the New Financing and the Creditor shall have thirty (30) days to exercise this option from the receipt of the notice from the Company of the New Financing.

 In the event that the Creditor chooses not to convert the outstanding principal and interest owed under the Note in accordance with the New Financing and during the term of the Note, the Company closes on an additional New Financing, debt or equity, in an aggregate amount greater or equal to $750,000 (such additional financing shall be referred to as the “Additional New Financing”), and if any principal and interest remains outstanding under the Note then the outstanding principal and interest in whole or in part may, at the sole option of the Creditor, be exchanged for the equivalent dollar amount of the package of securities sold in the New Financing.  The Company shall notify the Creditor in writing within five (5) business days of closing the Additional New Financing and the Creditor shall have thirty (30) days to exercise this option from the receipt of the notice from the Company of the Additional New Financing.  In the event the Creditor chooses not to convert into such Additional New Financing his right shall be deemed waived, but solely for that particular transaction, and shall remain in full effect for any subsequent Additional New Financings, during the term of the Note as long as the Creditor continues to hold any Principal and interest outstanding under the Note.

Conversion in accordance with terms of Note: Alternatively at any time during the term of the Note, at the sole option of the Creditor, the outstanding principal and interest owed under the Note, in whole or in part, may be converted into Common Stock of the Company at a rate of $0.10 per share of Common.  At the maturity of the Note, any outstanding principal and interest will be converted into Common Stock of the Company at a rate of $0.10 per share of Common.  Based upon the above, this note will be repaid through the conversion into equity and the Company will have no obligation to repay in cash.

Warrants:                      100% Warrant coverage as follows: The Company will issue the Creditor five-year warrants (the
“Warrants”) to purchase :

1)
That number of shares of Common Stock equal to the quotient obtained by dividing (x) 50% of the Principal, by (y) $0.10, with the resulting number of shares having an exercise price equal to $0.10 per share of Common Stock.

2)
That number of shares of Common Stock equal to the quotient obtained by dividing (x) 25% of the Principal, by (y) $0.125, with the resulting number of shares having an exercise price equal to $0.125 per share of Common Stock.

3)
That number of shares of Common Stock equal to the quotient obtained by dividing (x) 25% of the Principal, by (y) $0.15, with the resulting number of shares having an exercise price equal to $0.15 per share of Common Stock.

Cashless Exercise of Warrants: If the current market value of the Company’s Common Stock (as defined below) is greater than the warrant exercise price, in lieu of delivering the exercise price in cash or check the Creditor may elect to exchange the warrants, in whole or in part, to receive in exchange that number of shares of Common Stock equal to the value of these Warrants or portion thereof being exercised (the "Net Issue Exercise").  If the Creditor wishes to elect the Net Issue Exercise, the Creditor shall notify the Company of his election in writing at the time the Creditor delivers to the Company the notice of exercise in the form attached hereto along with the surrender of the warrant at the principal office of the Company.  In the event the Creditor shall elect the Net Issue Exercise, the Creditor shall receive upon exercise of the Warrants that number of shares of Common Stock equal to (A) the product of (i) the number of shares purchasable under this warrant by means of a cash exercise, or portion thereof being exercised, and (ii) the excess of the current market value (as defined below) per share over the warrant exercise price per share, divided by (B) the current market value, as defined below, of each share.  Current market value of the Common Stock shall be determined as follows:

(i)                If the shares are listed on a national securities exchange, listed for trading on the Nasdaq Stock Market, listed for trading over the counter, bulletin board or pink sheets, the current market value shall be the volume weighted average of the reported closing sale prices of the shares on such exchange or system for five (5) consecutive business trading days ending on the last business trading day prior to the date of exercise of this warrant; or

(ii)                  If the shares are no longer listed as in (i) above, the current market value shall be the volume weighted average of the reported closing sale prices of the shares for the last fifteen (15) reported consecutive business trading days on such exchange or system immediately preceding 180 business trading days from the delisting of the shares, within the term of the Note; or

(iii)                    If there were no such sales during the term of the Note, the most significant recent sale, as determined in a reasonable manner by the Directors of the Company.

Right of First Refusal:  Defined as follows: If during the Term of the Note and as long as the Creditor continues to have all or a portion of their original outstanding principal balance of the Note, the Company receives an offer that is approved by the Company’s Board of Directors (the "BOD") for  an equity financing of less than $750,000 that values the Company on a pre-money basis at or less than $35 million on a fully-diluted basis (the “Offer”), the Creditor will have a right of first refusal to participate in such financing  in whole or in part up to a maximum dollar amount of their original Principal investment in this Note, but not to exceed the proposed amount in the Offer. However, in the event several different Creditors express written notice of intention to participate in the proposed Offer, the BOD at its sole discretion, may limit the maximum investment from each Creditor to be capped at the percentage of the Offer equal to the individual Creditor's pro rata ownership percentage of the entire Principal raised in the aggregate in this Note.  Creditor’s participation in such financing will require closing within the time frame stipulated in the Offer.  The Company will notify the Creditor within five (5) days of receipt of the Offer and if the Company does not receive notice from the Creditor of its intention to participate in the proposed financing within five (5) days of actual receipt by the Creditor of such notice, then such right of first refusal shall be deemed waived, but solely for the particular transaction and shall remain in full effect for subsequent transactions during the term of the Note. The time period the Creditor has to exercise this Right of First Refusal and deliver payment for their investment in the financing of the Offer shall be the later date of either i) fifteen (15) days from the Creditor’s receipt of the notice from the Company of the Creditor’s approved amount of participation in the Offer, or (ii) the closing date stipulated in the Offer.

This Note and any of its terms may be changed, waived, or terminated only by a written instrument signed by the party against which enforcement of that change, waiver, or termination is sought.

If any action is instituted to collect this Note or enforce any terms hereof, the Company promises to pay all legal fees and other expenses reasonably incurred by the Creditor in connection therewith.

The Company hereby waives notice of presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

This Note is made in, governed by, and shall be construed in accordance with the laws of the State of New York.

CYTOSORBENTS CORPORATION

By_______________________________